UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 30, 2008

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

CLARENDON HOUSE

CHURCH STREET

HAMILTON, BERMUDA

(Business address of registrant)

ONE HELEN OF TROY PLAZA

EL PASO, TEXAS 79912

(United States mailing address of registrant and zip code)

915-225-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2008, the Compensation Committee of the Board of Directors of Helen of Troy Limited (the “Company”) approved and the Company and Gerald J. Rubin, the Company’s Chairman of the Board, Chief Executive Officer and President, entered into the Second Amendment to Amended and Restated Employment Agreement (the “Amendment”).  The intent of the Amendment is to make the provisions of Mr. Rubin’s Amended and Restated Employment Agreement (the “Employment Agreement”) comply with the applicable requirements of Sections 409A and 457A of the Internal Revenue Code of 1986, as amended (the “Code”).  Specifically, the Employment Agreement was amended to provide that the time of payments or provision of certain severance and other benefits to Mr. Rubin following his Separation from Service (as defined in the Amendment) would be in compliance with the applicable provisions of Sections 409A and 457A of the Code.

The preceding description of the Amendment is qualified in its entirety by reference to the Amendment that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
10.1	Second Amendment to Amended and Restated Employment Agreement dated December 30, 2008 by and between Helen of Troy Limited and Gerald J. Rubin.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: January 6, 2009	/s/ Thomas J. Benson
Thomas J. Benson
Senior Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Amendment to Amended and Restated Employment Agreement dated December 30, 2008 by and between Helen of Troy Limited and Gerald J. Rubin.